UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

March 8, 2011
Date of Report (date of Earliest Event Reported)

Pepper Rock Resources Corp.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-53847	27-1843986
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

8200 Wilshire Blvd., Suite 200, Beverly Hills, CA 90211
(Address of principal executive offices and zip code)

(323) 556-0780
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 8, 2011, the Board of Directors (the “Board”) of Pepper Rock Resources Corp., a Nevada corporation (the “Company”) received the resignation of Mr. Philip Kueber acting as the Company’s President and as a member of the Board of Directors.

Effective March 8, 2011, the Board of Directors (the “Board”) of the Company, elected Mr. Don Nicholson (age 44) as President and as a member of the Board of Directors.

Mr. Nicholson has over 20 years of international experience in all phases of project development and management, including incubation, implementation and growth, covering several business sectors including manufacturing, resource extraction, education, construction, real estate, and high-technology. From December 2008 to date, Mr. Nicholson has been involved in the provision of consulting services to public and private companies in areas such as business development, operational guidance, and administration. Previously, from April 2005 to December 2008, Mr. Nicholson was a director and officer of Terra Nostra Resources Corp., a US public company involved in the development of metals refining operations in China, where he was involved in various senior level management roles. From May 2002 to March 2005, Mr. Nicholson was the Vice President of Operations for a European bicycle manufacturer based in Greece, B-Tech SA, where he was responsible for logistics and production management, and business process re-engineering to further the technological evolution of the company. Mr. Nicholson graduated from the University of British Columbia in 1991 with a Bachelor of Commerce degree.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPPER ROCK RESOURCES CORP.

Date: March 8, 2011
By:           /s/ DON NICHOLSON
Name:      DON NICHOLSON
Title:        President